PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                           COMMODORE HOLDINGS LIMITED
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):


[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:
        ........................................................................
        2)     Aggregate number of securities to which transaction applies:
        ........................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
               determined):.....................................................

        4)     Proposed maximum aggregate value of transaction:
        ........................................................................
        5)     Total fee paid:

        ........................................................................
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:

        ..................................................
        2)     Form, Schedule or Registration Statement No.:

        ..................................................
        3)     Filing Party:

        ..................................................
        4)     Date Filed:

        ..................................................

                                [COMMODORE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                February 5, 1997

        Notice is hereby given that the Annual Meeting of Stockholders of Commodore Holdings Limited (the "Company") will be held on Wednesday, February 5, 1997, at 10:00 a.m., Eastern Standard Time, at the offices of New Commodore Cruise Lines Limited, 4000 Hollywood Boulevard, Suite 385, South Tower, Hollywood, Florida 33021, for the following purposes, as described in the attached proxy statement:

        A. To elect two directors to serve on the Company's Board of Directors until the annual meeting of stockholders to be held in 2000, and until their successors are elected and qualified;

        B. To ratify the appointment of Grant Thornton LLP, as the Company' independent auditors for the Company's 1997 fiscal year; and

        C. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on December 23, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting.

        Under applicable Bermuda law and the Company's Bye-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of the Company's common stock, voting together as a single class in person or by proxy at the Annual Meeting of Stockholders, will be required in order to approve the matters referred to in the proposals above.

        The independent auditors' report and financial statements for the Company's 1996 fiscal year will also be presented at the Annual Meeting of Stockholders.

        By order of the Board of Directors.

                                                           BLANCA SANTOS
January 14, 1997                                             Secretary

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE.

                           COMMODORE HOLDINGS LIMITED
                            4000 Hollywood Boulevard
                             Suite 385, South Tower
                            Hollywood, Florida 33021
                                 (954) 967-2100

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                February 5, 1997

        This Proxy Statement has been prepared and is furnished by the Board of Directors of Commodore Holdings Limited (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of the Company to be held on February 5, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting (the "Annual Meeting").

        It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about January 14, 1997. The Company's Annual Report, including audited financial statements for the fiscal year ended September 30, 1996, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

        Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on December 23, 1996 are entitled to vote at the meeting. On that date, there were 5,581,933 issued and outstanding shares of Common Stock. The holder of each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.

        Shares represented by a properly executed proxy received in time to permit its use at the meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director, for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors, and, in the discretion of the proxy holders, as to any other matter which may properly come before the meeting. A stockholder who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

        The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmissions. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

        In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's Bye-Laws provide that the affirmative vote of a majority of the shares cast shall be the act of the stockholders, except as otherwise provided, among other things, by the Bermuda Companies Act 1981, as amended (the "Act"). The Act, together with the Company's Bye-Laws, provide that directors are elected by a majority of the votes cast. Under the Act, abstentions do not count as votes cast. Therefore, under the Act and the Company's Bye-Laws, as to all matters to be voted on by stockholders at the Annual Meeting, abstentions and broker non-votes will have no legal effect on whether a matter is approved.

        In order to assure that your interests will be represented, you are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of January 1, 1997, by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, by each director, by each named executive officer, and by all directors and officers of the Company as a group. Except as indicated below, (i) the address for each 5% stockholder is c/o Commodore Holdings Limited, 4000 Hollywood Boulevard, Suite 385, South Tower, Hollywood, Florida 33021; and (ii) all shares are owned directly with sole voting and dispositive power.

                                                               AMOUNT AND
                                                                NATURE OF             PERCENT
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP       OF CLASS
------------------------                                  --------------------       ---------

a)    Directors and Officers

      Jeffrey I. Binder, Rosalie Binder, and
        JeMJ Financial Services, Inc.(1)
      9350 South Dixie Highway, Suite 1220
      Miami, FL 33156..................................         1,000,000              17.9%

      Ralph V. De Martino .............................                 0                 0%

      Arnold Adolphus Francis, Q.C.(2).................                 0                 0%

      Mark J. Maged....................................                 0                 0%

      Frederick A. Mayer(3)............................           500,000               8.6%

      A. Robert Miller(4) .............................                 0                 0%

      Alan Pritzker(5).................................             6,250                  *

      James Sullivan...................................                 0                 0%

      All directors and officers as a group(6)
         (8 persons including those
           named above)................................         1,506,250              26.0%

b)    Other Beneficial Owner

      Eff-Shipping, Ltd.(7)
      c/o EffJohn North America
      Suite 108, The Atrium Center
      1515 N. Federal Highway
      Boca Raton, Florida 33432........................         1,006,979              15.3%


--------------------
 *    Represents beneficial ownership of less than 1%.

(1) Mr. Binder owns 500,000 shares of Common Stock together with his wife, as tenants-by- the-entireties. JeMJ Financial Services, Inc., a company controlled by Mr. Binder, owns 500,000 shares of Common Stock. This amount excludes 500,000 shares of Common Stock which Mr. Binder, his wife and JeMJ have a right to purchase at $6.00 per share pursuant to warrants, which warrants are presently exercisable.

(2) The Honorable Wayne L. Furbert, C.P.A., J.P., M.P., serves as Alternate Director for Mr. Francis. Mr. Furbert does not beneficially own any shares of Common Stock.

(3) This amount includes a warrant to purchase 200,000 shares of Common Stock, which is presently exercisable.

(4) Helen Patricia Forrest serves as an Alternate Director for Mr. Miller. Ms. Forrest does not beneficially own any shares of Common Stock.

(5) This amount includes a warrant to purchase 6,250 shares of Common Stock, which is presently exercisable.

(6) Excludes 500,000 shares of Common Stock, which such persons may acquire pursuant to warrants which are presently exercisable at $6.00 per share. Includes warrants to purchase 206,250 shares of Common Stock, which warrants are presently exercisable.

(7) Represents Series A Preference Shares, which Eff-Shipping may presently convert into 1,006,979 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1996, the Company's directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

                              ELECTION OF DIRECTORS

        The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the meeting will serve until the Annual Meeting of Stockholders to be held in the year 2000, and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a majority of the votes cast.

        The Board of Directors is divided into three classes. There are two directors in each class, and each class is elected every third year. Directors who are voted into a class during the term of the class may serve less than a three-year term. Each Director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Mr. Ralph De Martino and Mr. Mark Maged have terms expiring at this Annual Meeting and are nominees for re-election. The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors.

        (a)    Nominees For Director

                                                            BUSINESS EXPERIENCE                           CURRENT
                                   AGE AS OF               DURING PAST FIVE YEARS           DIRECTOR        TERM
NAME                           NOVEMBER 1, 1996              AND DIRECTORSHIPS               SINCE        EXPIRES
----                           ----------------             -------------------             -------       -------

Ralph V. De Martino........           42             Principal of De Martino Finkelstein      1996          1997
                                                     Rosen & Virga since 1983 and
                                                     managing partner since 1987; member
                                                     of the Committee on Corporate,
                                                     Banking and Business Law of the
                                                     Bar Association of the District of
                                                     Columbia and the American Bar
                                                     Association.

Mark Maged.................           65             Chairman of MJM Associates, LLC          1996          1997
                                                     since 1995; Chairman of Internet
                                                     Tradeline Inc. since 1995; interna-
                                                     tional investment and financial
                                                     advisor to a number of private and
                                                     public institutions and corporations
                                                     since 1984; President and Chief
                                                     Executive Officer of Schroeders, Inc
                                                     and Chairman and Chief Executive
                                                     Officer of its subsidiary, J. Henry
                                                     Schroder Bank and Trust, THE U.S. arm
                                                     of the Britishmer- chant bank,
                                                     Schroders PLC, between 1974 and 1984.

                                       -5-



                                                            BUSINESS EXPERIENCE                           CURRENT
                                   AGE AS OF               DURING PAST FIVE YEARS           DIRECTOR        TERM
NAME                           NOVEMBER 1, 1996              AND DIRECTORSHIPS               SINCE        EXPIRES
----                           ----------------             -------------------             -------       -------

        (b)    Continuing Directors

Jeffrey I. Binder..........           50             Chairman of the Board since 1995;        1995          1998
                                                     Chairman of the Board and a director
                                                     of Tel-Med, a publicly traded
                                                     company which develops medical
                                                     products and provides medical related
                                                     services, since 1991; Chairman of the
                                                     Board and a director of H.P. America,
                                                     Inc., a privately traded holding company
                                                     which owns health maintenance organi-
                                                     zations and medical practices companies,
                                                     since 1995; Chairman of the Board and a
                                                     director of JeMJ Financial Services,
                                                     Inc., a private holding company since
                                                     1989; President and a director of
                                                     Sector Associates, Ltd., a public
                                                     company engaged in the furniture retail
                                                     business, from 1989 until 1993.

Frederick A. Mayer.........           62             Vice Chairman of the Board and          1995          1998
                                                     Chief Executive Officer since 1995;
                                                     Co-founder and Vice Chairman of
                                                     Regency Cruises Inc. ("Regency")
                                                     between 1985 and 1995; President of
                                                     Exprinter International USA, a
                                                     travel organization, between 1955
                                                     and 1995; Chairman of the Board
                                                     and President of Marmara Marine,
                                                     Inc. which owns the S/S United
                                                     States, since 1992.  In November,
                                                     1995 Regency filed for Chapter 11
                                                     bankruptcy protection.

Arnold Adolphus                       74             Director of the Company since 1995;      1995          1999
  Francis, CBE, Q.C.,                                partner in Richards, Francis &
  J.P......................                          Francis, a law firm based on
                                                     Bermuda, since 1980.  Richards,
                                                     Francis & Francis acts as Bermuda
                                                     counsel to the Company.

                                       -6-



                                                            BUSINESS EXPERIENCE                           CURRENT
                                   AGE AS OF               DURING PAST FIVE YEARS           DIRECTOR        TERM
NAME                           NOVEMBER 1, 1996              AND DIRECTORSHIPS               SINCE        EXPIRES
----                           ----------------             -------------------             -------       -------


A. Robert Miller...........           56             Director of the Company since 1995;       1995          1999
                                                     associate in Richards, Francis &
                                                     Francis since 1992; self-employed
                                                     as an attorney prior to 1992.

Helen Patricia Forrest.....           38             Alternate Director for Mr. Miller        1995          1999
                                                     since June 1996; associate in
                                                     Richards, Francis & Francis
                                                     since 1991.

Honorable Wayne L.                    40             Alternate Director for Mr. Francis      1995          1999
  Furbert, C.P.A., J.P.,                             since 1995; financial controller of
  M.P......................                          Richards, Francis & Francis since
                                                     1983; Chairman of the Finance
                                                     Committee of the Bermuda Hosp tals
                                                     Board since 1982; Minister of
                                                     Community and Cultural Affairs in
                                                     Bermuda.


                               BOARD OF DIRECTORS

GENERAL

        The Board of Directors of the Company held two meetings during fiscal 1996 and acted by unanimous written consent ten times. On October 14, 1996, following the completion of fiscal 1996, the Board appointed an Audit Committee consisting of Messrs. De Martino and Maged. The Board does not have any other committees. During fiscal 1996, each director attended at least 75% of the meetings of the Board of Directors.

        The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and, reviews the scope of and compliance with the Company's internal controls.

COMPENSATION OF DIRECTORS

        Each independent director (a director who is not an officer or employee of the Company or appointed to satisfy Bermuda law) receives $10,000 per year, paid quarterly, for service on the Company's Board of Directors and the committees thereof. Because the Company appointed its current independent directors after the close of fiscal 1996, it did not make any payments to directors with respect to participation on the Company's Board of Directors, on Board committees or with respect to special assignments during fiscal 1996. Directors who are officers or employees of the Company, or appointed to satisfy Bermuda law, receive no additional compensation for attendance at Board or committee meetings.

                            COMPENSATION OF OFFICERS

SUMMARY COMPENSATION TABLE

        The following table sets forth information with respect to total compensation earned or paid by the Company to the Chief Executive Officer of the Company during the fiscal years ended September 30, 1995 and 1996, and each of the Company's four other most highly compensated executive officers or significant employees whose total annual salary and bonus exceeded $100,000 during such fiscal year.

                               ANNUAL COMPENSATION

                                                                       LONG TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                   ----------------
                                                       OTHER         SECURITIES         ALL
 NAME & PRINCIPAL       FISCAL     SALARY    BONUS     ANNUAL         UNDERLYING        OTHER
      POSITION           YEAR       ($)      ($)   COMPENSATION   OPTIONS/WARRANTS  COMPENSATION(1)
-----------------       ------     ------   ------- ------------   ----------------  ---------------

FREDERICK A. MAYER,      1996    $175,000   $ 0          *                 0             $67
VICE-CHAIRMAN OF THE     1995(2)   37,019     0          *           200,000              12
BOARD AND CHIEF EXECU-
TIVE OFFICER

JEFFREY I. BINDER,       1996     150,000     0          *                 0              67
CHAIRMAN OF THE BOARD    1995(2)   31,250     0          *           500,000(3)           12

JAMES A. SULLIVAN,       1996     150,000     0          *                 0              67
PRESIDENT                1995(2)   31,250     0          *           100,000              12

ALAN PRITZKER,           1996     112,154     0          *                 0              67
VICE PRESIDENT, FINANCE  1995(2)   20,625     0          *            25,000              12
AND CHIEF FINANCIAL
OFFICER

--------------------
* Aggregate amount of Other Annual Compensation for each other person is less than $50,000 or 10% of such person's annual salary and bonus.

(1) All Other Compensation represents premiums paid for life insurance for the named executive officers.

(2) Fiscal 1995 compensation reflects amounts earned by the named executive officers during the portion of the fiscal year beginning in May 1995, when they began their employment with the Company.

(3) On July 14, 1995, in connection with the Company's acquisition of Commodore Cruise Line, the Company issued warrants to purchase Common Stock to Mr. Binder and his wife, Rosalie Binder, as well as to JeMJ Financial Services, Inc., a company controlled by Mr. Binder, which warrants are presently exercisable at $6.00 per share.

OPTION GRANTS IN LAST FISCAL YEAR

        The Company did not grant stock options to any of the named executive officers in fiscal year 1996.

AGGREGATED STOCK OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        Set forth below is certain information pertaining to stock options and warrants held by the named executive officers as of September 30, 1996. None of the named executive officers exercised any stock options or warrants in the fiscal year ended September 30, 1996.


                   NUMBER OF SECURITIES UNDERLYING UNEXER-             VALUE OF UNEXERCISED
                  CISED OPTIONS/WARRANTS AT FISCAL YEAR-END        IN-THE-MONEY OPTIONS/WARRANTS
                  -----------------------------------------            AT FISCAL YEAR-END(1)
                       EXERCISABLE   UNEXERCISABLE                 EXERCISABLE  UNEXERCISABLE
                       -----------    ------------                 -----------  -------------
Frederick A. Mayer         200,000              0                    $300,000   $         0
Jeffrey I. Binder        500,000(2)             0                         (3)           (3)
James A. Sullivan                0        100,000                           0       150,000
Alan Pritzker                    0         25,000                           0        37,500

--------------------
(1) Based on a fair market value of $2.50 per share for the Common Stock, as determined by using the closing bid quotation on the Nasdaq National Market on September 30, 1996.

(2) Of these warrants, 250,000 are held by JeMJ Financial Services, Inc., a company controlled by Mr. Binder.

(3) Options were not in-the-money on September 30, 1996.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

        GENERAL. The Company's management compensation philosophy is to attract and retain quality executives through a combination of competitive base salaries and performance-based bonuses. The Company also believes that its officers and key employees should have an equity interest in the Company, either through direct stock ownership or through ownership of stock options. As a result, the Company grants stock options to its officers and key employees.

        BASE SALARY. The Company's approach to base compensation is to offer competitive salaries in comparison to market standards. The Company has conducted a survey of the salaries of officers of publicly held companies in the Company's industry and has set officer salaries to be somewhat lower than these companies, to reflect the Company's smaller size. Increases in base compensation will be based on the performance of the Company's executives, the performance of the Company and salaries paid to officers of similar companies. Mr. Mayer has a two-year employment contract with the Company. His salary was established based on the criteria described above.

        BONUS COMPENSATION. The Company plans to reward its executive officers with annual bonuses based on the performance of the Company and each executive. Bonuses will generally not be paid until the Company surpasses a certain financial target for annual net income. Both the performance standards for executives and the financial target for the Company will generally be established each year by the Stock Option and Compensation Committee, which the Company plans to form in fiscal 1997. For fiscal 1996, no bonuses were paid to executive officers of the Company.

        STOCK OPTIONS. Stock options are currently the Company's principal vehicle for payment of long-term incentive compensation. Stock options generally are granted at 10% over the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Options granted under the Company's employee stock option plan will generally vest in annual increments over 3 or 4 years beginning one year after the date of the grant. Grants of stock options generally are based upon the performance of the Company, the level of the executive's position within the Company and an evaluation of the executive's past and expected future performance. The Company generally grants stock options on an annual basis.

EMPLOYMENT AGREEMENTS

        As of May 3, 1995, the Company entered into a five-year agreement with its Chairman of the Board, Mr. Jeffrey I. Binder. Pursuant to such employment agreement, Mr. Binder receives an annual salary of $150,000, to be increased 4% annually, and certain perquisites. Mr. Binder's employment agreement is renewable, at the option of the Company, for two additional years. Upon termination of Mr. Binder's employment, he has agreed not to compete with the Company for one year under certain circumstances described therein. In the event a change of control of the Board of Directors of the Company occurs, he shall receive compensation for the greater of one year or the remainder of his employment term.

        As of May 3, 1995, the Company entered into a two-year employment agreement with Mr. Frederick A. Mayer, its Chairman of the Board of Directors, and Chief Executive Officer. Pursuant to the employment agreement, Mr. Mayer receives an annual salary of $175,000, to be increased 4% annually, and certain perquisites. Mr. Mayer also received a seven-year warrant to purchase 200,000 shares of Common Stock at an exercise price of $ 1.00 per share. Mr. Mayer has certain rights to demand registration of the shares of Common Stock underlying his warrant; however, the sale of such shares is subject to a 12-month lock-up period. The Company has the option to renew Mr. Mayer's employment agreement for two additional years. Upon termination of Mr. Mayer's employment, he has agreed not to compete with the Company for one year under certain circumstances described therein. In the event a change of control of the Board of Directors of the Company occurs, he shall receive compensation for the greater of one year or the remainder of his employment term.

        As of May 3, 1995, the Company entered into a two-year employment agreement with Mr. James A. Sullivan, its President. Pursuant to the employment agreement, Mr.Sullivan receives an annual salary of $150,000 and certain perquisites. Mr. Sullivan also received a seven-year warrant to purchase 100,000 shares of Common Stock at an exercise price of $ 1.00 per share. The Company has the option to renew Mr. Sullivan's employment agreement for two additional years. Upon termination of Mr. Sullivan's employment, he has agreed not to compete with the Company for one year under certain circumstances described therein. In the event a change of control of the Board of Directors of the Company occurs, he shall receive compensation for the greater of one year or the remainder of his employment term.

        As of May 3, 1995, the Company entered into a two-year employment agreement with Mr. Alan Pritzker, its Vice President, Finance and Chief Financial Officer. Pursuant to the employment agreement, Mr. Pritzker receives an annual salary of $99,000, which was increased to $117,000 during fiscal 1996. Mr. Pritzker also received a seven-year warrant to purchase 25,000 shares of Common Stock at an exercise price of $1.00 per share. The Company has the option to renew Mr. Pritzker's employment agreement for two additional years. Upon termination of Mr. Pritzker's employment, he has agreed not to compete with the Company for one year under certain circumstances described therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Board of Directors sets the compensation for the Company's executive officers. At present, the Board has not appointed a separate committee to perform this function. Two executive officers of the Company, Messrs. Binder and Mayer, are members of the Company's Board of Directors. Each of Mr. Binder and Mr. Mayer, respectively, abstains from voting on issues concerning his own proposed compensation.

STOCK PERFORMANCE GRAPH

        In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total stockholder return to the Company's stockholders during the two and one-half month period ended September 30, 1996 to the Nasdaq Stock Market (U.S.) and a Nasdaq Non-Financial Index.

        COMPARISON OF TWO AND ONE-HALF MONTH CUMULATIVE TOTAL RETURN (1)
  AMONG COMMODORE HOLDINGS LIMITED, NASDAQ (U.S.) STOCK MARKET AND NASDAQ NON-
    FINANCIAL INDEX FOR THE TWO AND ONE-HALF MONTHS ENDED SEPTEMBER 30, 1996


                           -------------------------------------------------------------------------------
MONTH AND YEAR               JULY 16,           JULY 1996        AUGUST 1996         SEPTEMBER
                             1996                                                    1996
                           -------------------------------------------------------------------------------
Nasdaq US                              100              103                108                   117
                           -------------------------------------------------------------------------------
Nasdaq                                 100               93                 99                   107
Non-Financial
                           -------------------------------------------------------------------------------
Commodore Holdings                     100              130                122                    54
                           -------------------------------------------------------------------------------

--------------------
(1) Assumes that the value of the investment in the Company and each index was $100 on July 16, 1996, (the date the Company's Common Stock was first publicly traded), and that all dividends are reinvested.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     As part of the Purchase Price for the Commodore Assets, the Company paid $5,000,000 to EffJohn and issued it 1,000,000 Series A Preference Shares valued at $4.00 per share. In addition, the Lender loaned the Company $24,500,000 pursuant to the Loan. The Loan is secured by substantially all of the assets of the Company, including first preferred ship's mortgages on the Cruise Ships.

     Several of the Company's stockholders are principals in International Marine Carriers ("IMC"), a vessel manager employed by the Company. The Company has entered into an agreement with IMC to act as manager for the Cruise Ships for two years, subject to successive one-year renewals at the written request of the Company. The Company paid IMC $731,000 for services rendered during the fiscal year ended September 30, 1996 and has agreed to pay IMC $585,000 during the 1997 fiscal year for the management of the Enchanted Isle and $219,000 for the management of the Universe Explorer. The initial term of the Company's agreement with IMC expires in fiscal 1997. This transaction was made on terms no less favorable than the Company could have obtained from an unaffiliated party.

     On July 14, 1995, the Company and EffJohn entered into the Settlement Agreement related to the Commodore Acquisition. In this agreement, EffJohn agreed to fix certain technical deficiencies in both the Universe Explorer and the Enchanted Isle and to pay the Company charter fees if EffJohn did not charter the Universe Explorer. EffJohn paid the Company $425,000 pursuant to this agreement in fiscal 1995 and paid the Company an additional $425,000 in fiscal 1996.

     As part of the Commodore Acquisition, the Company entered into a sublease agreement with Old Commodore to lease an IBM AS/400 computer system. The lease is treated as a capital lease for financial statement purposes, and the Company owed $223,960 at September 30, 1995. The Company paid this amount in full during fiscal 1996. This transaction was made on terms no less favorable than the Company could have obtained from an unaffiliated party.

     In the future, the Company plans to present all material proposed transactions with affiliated parties to the Board of Directors for its consideration and approval. Any Board Member who has an interest in such a transaction will abstain from voting on such issue.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has recommended the firm of Grant Thornton LLP, Certified Public Accountants, 200 East Broward Boulevard, Suite 2000, Fort Lauderdale, Florida 33301- 1915, as independent auditors of the Company for the ensuing fiscal year. Although the appointment of Grant Thornton LLP as the independent auditor of the Company does not require ratification by the Company's stockholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's stockholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an independent auditor. The Board of Directors may change the Company's auditor at any time without the approval or consent of the stockholders. The Board proposes and unanimously recommends that the stockholders ratify the selection of Grant Thornton LLP. Grant Thornton LLP was the independent public auditor of the Company for the fiscal year ended September 30, 1996. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        Stockholder proposals which are to be considered for inclusion in the proxy materials of the Company for its 1998 Annual Meeting of Stockholders must be received by the Company by September 16, 1997. Such proposals must comply with requirements as to the form and substance established by applicable law and regulations in order to be included in the proxy statement.

                             ADDITIONAL INFORMATION

        The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

        Kindly date, sign and return the enclosed proxy card.

                                      By Order of the Board of Directors

                                                 BLANCA SANTOS
                                                   Secretary

January 14, 1997
Hollywood, Florida

                          COMMODORE HOLDINGS LIMITED
                           4000 HOLLYWOOD BOULEVARD
                            SUITE 385, SOUTH TOWER
                           HOLLYWOOD, FLORIDA 33021
                                    PROXY

     The undersigned hereby appoints Jeffrey I. Binder and Frederick A. Mayer, and each of them with the power to appoint his substitute, as proxies, and hereby authorizes either of them to represent and to vote all shares of common stock of the Company held of record by the undersigned on December 23, 1996, at the Annual Meeting of Stockholders to be held on February 5, 1997, or any adjournment thereof, upon the matters referred to below, and, in their discretion, upon any other business that may come before the meeting.

   1. Election of Directors

 FOR ALL NOMINEES LISTED BELOW                WITHHOLD AUTHORITY TO VOTE
   (EXCEPT AS MARKED TO THE CONTRARY) [ ]       FOR ALL SUCH NOMINEES LISTED BELOW [ ]

                       Ralph V. De Martino  Mark Maged

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

   2. To ratify the appointment of Grant Thornton LLP as auditors of the Company's financial statements for the fiscal year ending September 30, 1997.

                     [ ] For   [ ] Against   [ ] Abstain

   3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMODORE HOLDINGS LIMITED. This Proxy when executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 14, 1997 and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                DATED: _________________ , 1997
                                                _______________________________
                                                _______________________________
                                                            Signature(s)

                                                PLEASE MARK BOXES IN BLUE OR
                                                BLACK INK PLEASE SIGN, DATE AND
                                                MAIL, IN THE ENVELOPE PROVIDED

                                        2